UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2023
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A*

* The registrant’s common stock is currently quoted on the OTCQX® Best Market under the ticker symbol “UNTC”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2023, Philip B. Smith notified the Board of Directors (the “Board”) of Unit Corporation (the “Company”) that he is stepping down as President and Chief Executive Officer (CEO) of the Company effective March 31, 2023. Mr. Smith will continue to serve as Chairman of the Board of the Company.

His decision to step down was due to his desire to spend more time working on his nonprofit projects and other endeavors, and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices (financial or otherwise).

In connection with Mr. Smith stepping down as President and CEO, the Board has approved (i) a pro-rated vesting of his outstanding time-based equity awards scheduled to vest on the next applicable vesting date based on the number of days worked during the then-current vesting period, and (ii) extending the time that Mr. Smith can exercise his options to the expiration date set forth in his award agreement governing the options.

To fill the vacancy created by Mr. Smith’s resignation, on February 28, 2023, the Board appointed Phil Frohlich as interim Chief Executive Officer, effective April 1, 2023, until the Board names a successor. Mr. Frohlich has been a member of the Board since September 3, 2020. Additional information regarding, among other things, Mr. Frohlich’s background, is contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, and is incorporated herein by reference.

Mr. Frohlich will not receive an annual base salary for his service as Chief Executive Officer. He will continue to receive his director compensation. No bonuses or equity awards were granted in connection with his appointment.

Mr. Frohlich does not have any family relationships with any executive officer or director of the Company. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings with the Company, or any other persons, under which Mr. Frohlich was elected to serve as an officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Unit Corporation dated March 1, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: March 1, 2023	By:	/s/ Drew Harding
Drew Harding Vice President, Secretary & General Counsel
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